ACQUISITION OF (Resurgens Bank) R: 1 G: 44 B: 86 R: 171 G: 4 B: 50 R: 1 G: 44 B: 86 R: 171 G: 4 B: 50

Forward Looking Statements 2 This presentation contains certain forward-looking information about Charter Financial Corporation and subsidiaries (collectively, “CHFN”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “drive,” “poise” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about CHFN. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of CHFN. Forward-looking statements speak only as of the date they are made and CHFN assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by CHFN with the Securities and Exchange Commission (“SEC”), additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed mergers will not be realized or will not be realized within the expected time period; the risk that integration of operations with those of CHFN will be materially delayed or will be more costly or difficult than expected; the inability to complete the mergers due to the failure of shareholder approval to adopt the respective merger agreements; the failure to satisfy other conditions to completion of the mergers, including receipt of required regulatory and other approvals; the failure of the proposed mergers to close for any other reason; the effect of the announcement of the mergers on customer relationships and operating results; the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. As stated previously, additional factors affecting CHFN are discussed in CHFN’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, filed with the SEC. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

SECTION DESCRIPTION I. Transaction Summary II. Overview of Resurgens Bancorp III. Pro Forma Summary Appendix Table of Contents 3

I. Transaction Summary 4

• Two branches with more than $130 million of deposits and loans in highly desirable in-town Atlanta sub-markets • Energetic management team with capacity to expand market share • Attractive core deposit mix • History of consistent earnings • Solid credit • Strong IRR • Compelling EPS accretion 5 Transaction Highlights

Transaction Rationale

Strategic Rationale

- Deploys CHFN's capital, operating capacity and proven M&A expertise in growing, attractive metro areas
- Ambitious team with proven C&I and ability to grow Atlanta further
- Infills desirable submarkets supporting prior Atlanta acquisition and Buckhead *de novo* branch

Financially Attractive

- High-teens (%) EPS accretion
- Adds to CHFN's operating and capital leverage
- Moderate TBV Dilution Payback Period
- Clean credit profile
- +20% IRR[1]

Low Risk Integration

- Conservative credit mark after comprehensive due diligence
- De-conversion from same system in most recent prior acquisition
- Simple operations
- Significant management team retention

Charter Financial

(1) Based on 14 P/E terminal value

6

7 Transaction Terms Resurgens Bancorp Transaction Value1 $26.3 million Consideration 100% Cash Price/TBV 168.6% Price/LTM EPS2 18.9x Required Approvals Customary regulatory and shareholder approval Expected Closing Q3 2017 (1) Based on shares outstanding, options, and warrants (2) Based on LTM tax-effected net income at 34% of $1.4 million

8 Transaction Assumptions Resurgens Bancorp Estimated Cost Savings: 25% of Resurgens LTM non-interest expense Revenue Synergies: None assumed Transaction Expenses: $2.7 million, pretax Core Deposit Intangible: $1.0 million Fair Value Marks: 1.5% aggregate mark on total loans

9 Resurgens Transaction Meets M&A Disciplines Key Attributes Resurgens Rationale Franchise Aspects: • High-growth metro market?  Attractive “in-town” infill in the attractive Atlanta MSA • Complementary culture?  Similar culture, efficient transition • Attractive core deposit base?  Good core mix includes $38mm of checking deposits with $27mm non- interest bearing; 60 bps deposit cost Fundamentals: • Accretive to EPS day 1?  Immediate EPS Accretion1 • TBV earn back period within 5 years?  Less than 4 years • Conservative credit marks?  1.5% of total loans • Good IRR?  +20% IRR2 (1) Excludes one-time merger costs (2) Based on 14 P/E terminal value

II. Resurgens Bancorp Overview 10

Company Overview

- Tucker, Georgia based financial institution established in June, 2008
- Led by President & CEO Charles M. DeWitt III
- 2 Branches concentrated in DeKalb County, GA; 1 in Decatur and 1 in Tucker (Headquarters)
- Strong core deposit base
- Excellent credit quality – no NPAs

Resurgens Bank

In $000s except for per share data	For the Twelve Months Ended 12/31/14	12/31/15	12/31/16	Quarters Ended 03/31/17
Balance Sheet				
Total Assets	$125,061	$144,246	$160,761	$166,763
Total Loans	$100,653	$115,929	$137,587	$135,171
Total Deposits	$101,448	$116,565	$131,444	$137,588
Loans/Deposits	99.22%	99.45%	104.67%	98.24%
Capital				
Common Equity	$15,663	$17,163	$18,737	$18,283
Tangible Equity	$15,663	$17,163	$18,737	$18,283
Total Equity/Assets	12.52%	11.90%	11.66%	10.96%
Tang. Common Equity/ Tang. Assets	12.52%	11.90%	11.66%	10.96%
Risked Based Capital	16.45%	15.64%	14.71%	14.46%
Tier 1 Capital	15.20%	14.38%	13.46%	13.21%
Leverage Ratio	12.78%	12.86%	11.69%	11.33%
Profitability Measures				
Net Interest Margin	4.22%	4.33%	4.34%	4.58%
Non Interest Income/Avg. Assets	0.20%	0.54%	0.56%	0.20%
Non Interest Expense/Avg. Assets	3.10%	3.15%	3.13%	3.24%
Efficiency Ratio	72.32%	66.27%	65.75%	70.11%
ROAA	1.18%	1.60%	1.62%	1.38%
ROAE	9.13%	12.69%	13.94%	12.08%
Net Income	$1,359	$2,063	$2,500	$559
Asset Quality				
NPAs/Assets	0.61%	0.23%	0.19%	0.00%
NPAs (excl TDRs)/Assets	0.33%	0.00%	0.00%	0.00%
NCOs/Avg Loans	0.00%	0.00%	0.00%	0.00%
Reserves/Loans	1.74%	1.51%	1.28%	1.31%
Reserves/NPAs	228.07%	535.89%	573.70%	NA

Note: Bank Level Data Shown, Company is an S-Corp: Profitability Measures are not tax adjusted
Source: SNL Financial

Charter Financial

11

Franchise Footprint 12 Source: SNL Financial Resurgens market area home to major medical and educational institutions:  Emory University  CDC - Centers for Disease Control  Emory University Health Systems  Agnes Scott College

III. Pro Forma Summary 13

Continued Positioning in the Atlanta Metro Market

Institution (ST)	2016 Rank	Number of Branches	June 2016 Total Deposits In Market ($000)	Total Market Share (%)
Atlanta-Sandy Springs-Roswell, GA				
Bank of the Ozarks Inc. (AR)	10	38	2,691,753	1.76
United Community Banks Inc. (GA)	11	36	2,322,572	1.52
Brand Group Holdings Inc. (GA)	12	7	1,910,125	1.25
Atlantic Capital Bcshs Inc. (GA)	13	1	1,427,057	0.93
Hamilton State Bancshares (GA)	14	24	1,317,796	0.86
State Bank Finl Corp. (GA)	15	7	1,232,279	0.81
Fifth Third Bancorp (OH)	16	29	938,637	0.61
United Bank Corp. (GA)	17	14	901,260	0.59
Renasant Corp. (MS)	18	18	892,067	0.58
IBERIABANK Corp. (LA)	19	8	850,881	0.56
Pro Forma Entity		**11**	**710,282**	**0.46**
First Citizens BancShares Inc. (NC)	20	14	690,052	0.45
East West Bancorp Inc. (CA)	21	3	668,143	0.44
Charter Financial Corp. (GA)	**22**	**9**	**583,345**	**0.38**
MetroCity Bankshares Inc. (GA)	23	6	575,655	0.38
Georgia Banking Co. (GA)	24	2	435,383	0.28
Piedmont Bancorp Inc. (GA)	25	4	432,413	0.28
Landmark Bancshares Inc. (GA)	26	3	404,959	0.26
CCF Holding Co. (GA)	27	6	362,172	0.24
Quantum Capital Corp. (GA)	28	3	352,311	0.23
Community Financial Holding Co (GA)	29	3	300,574	0.20
Community Banks of Georgia Inc (GA)	30	2	297,557	0.19
Resurgens Bancorp (GA)	**50**	**2**	**126,937**	**0.08**
Market Total		**1,260**	**152,829,823**	


Atlanta

- Will rank 8th in deposit market share among community banks in Atlanta MSA with less than $10.0 billion in assets[1] and 20th overall
- CHFN's Atlanta MSA loans will increase to over $550 million
- Atlanta MSA proportion of CHFN's loans and deposits will increase to 54% each

(1) Assets as of March 31, 2017, deposit data as of June 30, 2016

Source: SNL Financial

Charter Financial

14

15 Continued Improvement of Deposit Portfolio Quality  Increase CHFN deposits by $137.6 million  Boosts core funding base with $83.2 million of core deposits; approximately 20% of total deposits are non- interest bearing  Reasonable cost of deposits of 0.60% for 1Q17 (1) Core Deposits include transaction, savings, and money market Source: SNL Financial ($ Millions) CHFN Deposit Growth Resurgens Acquisition 1

Pro Forma Franchise 16

Pro Forma Loans

March 31, 2017

CHFN


Consr & Other 5.4%
Multifam 2.6%
C&I 6.9%
C&D 13.7%
1-4 Fam 22.4%
Other CRE 28.8%
OwnOcc CRE 17.1%
HELOC 3.1%

Loan Type	Composition ($000)	% of Total
Constr & Dev	140,296	13.7%
1-4 Family Residential	228,562	22.4%
Home Equity	31,858	3.1%
Owner - Occ CRE	174,872	17.1%
Other CRE	293,884	28.8%
Multifamily	26,496	2.6%
Commercial & Industrial	70,650	6.9%
Consr & Other	54,644	5.4%
Total Loans	$1,021,262	100.0%

MRQ Yield on Loans: **4.75%**

Resurgens


Consr & Other 0.2%
Multifam 1.7%
C&I 13.0%
C&D 24.6%
Other CRE 16.9%
1-4 Fam 17.3%
OwnOcc CRE 19.7%
HELOC 6.6%

Loan Type	Composition ($000)	% of Total
Constr & Dev	33,326	24.6%
1-4 Family Residential	23,398	17.3%
Home Equity	8,999	6.6%
Owner - Occ CRE	26,624	19.7%
Other CRE	22,942	16.9%
Multifamily	2,235	1.7%
Commercial & Industrial	17,652	13.0%
Consr & Other	226	0.2%
Total Loans	$135,171	100.0%

MRQ Yield on Loans: **5.75%**

Combined


Consr & Other 4.7%
Multifam 2.5%
C&I 7.6%
C&D 15.0%
1-4 Fam 21.8%
Other CRE 27.4%
OwnOcc CRE 17.4%
HELOC 3.5%

Loan Type	Composition ($000)	% of Total
Constr & Dev	173,622	15.0%
1-4 Family Residential	251,960	21.8%
Home Equity	40,857	3.5%
Owner - Occ CRE	201,496	17.4%
Other CRE	316,826	27.4%
Multifamily	28,731	2.5%
Commercial & Industrial	88,302	7.6%
Consr & Other	54,870	4.7%
Total Loans	$1,156,664	100.0%

MRQ Yield on Loans: **4.87%**

Note: Regulatory data shown, does not include purchase accounting adjustments
Source: SNL Financial

Charter Financial
17

Pro Forma Deposits

March 31, 2017

CHFN



Time > $100k 6.2%
Non Int. Bearing 16.8%
Time < $100k 25.2%
NOW Accts 25.3%
MMDA & Sav 26.4%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	203,993	16.8%
NOW & Other Trans	307,243	25.3%
MMDA & Sav	320,377	26.4%
Time Deposits < $100k	305,510	25.2%
Time Deposits > $100k	75,684	6.2%
Total Deposits	$1,212,807	100.0%

MRQ Cost of Deposits: **0.39%**
Loans / Deposits **84.2%**

Resurgens



Time > $100k 27.1%
Non Int. Bearing 19.5%
NOW Accts 8.2%
Time < $100k 12.4%
MMDA & Sav 32.9%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	26,790	19.5%
NOW & Other Trans	11,228	8.2%
MMDA & Sav	45,222	32.9%
Time Deposits < $100k	17,113	12.4%
Time Deposits > $100k	37,234	27.1%
Total Deposits	$137,587	100.0%

MRQ Cost of Deposits: **0.60%**
Loans / Deposits **98.2%**

Combined



Time > $100k 8.4%
Non Int. Bearing 17.1%
Time < $100k 23.9%
NOW Accts 23.6%
MMDA & Sav 27.1%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	230,783	17.1%
NOW & Other Trans	318,471	23.6%
MMDA & Sav	365,599	27.1%
Time Deposits < $100k	322,623	23.9%
Time Deposits > $100k	112,918	8.4%
Total Deposits	$1,350,394	100.0%

MRQ Cost of Deposits: **0.41%**
Loans / Deposits **85.7%**

Note: Regulatory data shown, does not include purchase accounting adjustments
Source: SNL Financial

18

19 Transaction Summary  Drives high-teens % EPS and overall shareholder value  Infills two attractive “in-town” submarkets to CHFN’s growing Atlanta presence  CHFN’s broader product line, higher lending limits and expected retention of Resurgens’ leadership team create opportunities for growth and synergies across CHFN’s Atlanta market system  Pro forma institution remains well capitalized and poised to deliver continued balance sheet and earnings growth  Consistent with CHFN’s disciplined capital management and growth strategy

Appendix 20

21 CHFN Acquisition History Note: Regulatory data shown, does not include purchase accounting adjustments Source: SNL Financial Bank & Thrift Company Deals - Acquisitions Target State Completion Date Deal Value ($M) Target Total Assets ($000) CBS Financial Corporation GA 4/15/2016 58.72 369,733 EBA Bancshares, Inc. AL 9/10/2002 8.40 76,326 Citizens Bancgroup, Inc. AL 8/18/1999 2.25 44,700 Government Assisted Deals - Acquisitions Target State Completion Date Target Assets Sold ($000) Deposits Transferred ($000) First National Bank of Florida FL 9/9/2011 251,847 244,715 McIntosh Commercial Bank GA 3/26/2010 322,578 295,307 Neighborhood Community Bank GA 6/26/2009 202,792 181,326

22 Investor Contacts Robert Lee Johnson Chairman & Chief Executive Officer Curtis R. Kollar Senior Vice President & Chief Financial Officer Lee W. Washam President Charter Financial Corporation 1233 O.G. Skinner Drive West Point, GA 31833 (706) 645-1391 www.charterbk.com